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                   1st FRANKLIN FINANCIAL CORPORATION

                           INDEX TO EXHIBITS


Exhibit                                                             Page
  No.                                                                No.
  --                                                                 --

  19     Quarterly Report to Investors for the Nine Months Ended
             September 30, 1996 ..................................    4

  27     Financial Data Schedule .................................   13

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